BRITISH COLUMBIA

NUMBER: **575542**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

AQUASOL ENVIRONTECH INC.

has this day changed its name to

AQUASOL ENVIROTECH (CANADA) LTD.

Issued *under my hand at Victoria, British Columbia on December 11, 2000*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA